Exhibit 10.9

Dealer Cooperation Agreement

Party A: Pinnacle Food Inc.

Party B: URBAN FARMS TECHNOLOGY LTD.

In the spirit of mutual benefit and common development, and through friendly consultations, Party A and Party B have reached the following agreement regarding Party B’s application to become a distributor of Party A’s PFAI brand products:

I. Brand and Authorization

1. Party A is the holder of the PFAI registered trademark, related copyrights, patents, and business logos, and has the right to develop distributors.

2. Party A authorizes Party B’s scope of operation to include offline channels (fixed regional physical stores) and online channels (including e-commerce, live streaming, etc.).

II. Cooperation Period

The cooperation period is two years, from November 10, 2023, to November 9, 2025. If the contract is not renewed one month before the end of the term, Party B will no longer be considered a distributor of Party A’s brand.

III. Cooperation Content

1. Party A authorizes Party B as a distributor of PFAI brand products, responsible for the display, sale, and service of PFAI series products and service packages.

2. Party A authorizes Party B as an operator of the Farming Service series service packages, responsible for the promotion, display, sale, and implementation of these services. This includes renewals and customized services for members (customers who buy PFAI series products) and non-members, without unauthorized modifications to the service package content.

IV. Ordering, Payment, and Commission Rewards

1. Party B will make a one-time full payment for 10 Model M planting machines (each Model M machine comes with a Farming Service Plus package).

2. Party B will pay the full amount of the ordered PFAI products totaling CAD 20,790 (including 5% GST, CAD 990) within ten days of signing the contract.

3. Party A promises a 15% commission on PFAI products, with the settlement period calculated in two ways: A. Annually; B. Upon completion of product sales and ordering the next batch of products.

4. For individual sales and renewals of Farming Service packages by Party B, the commission is calculated as a discount purchase price at 75% of the member price.

V. Rights and Obligations of Party A

1. Party A guarantees the quality of products and consumables in the service package.

2. Party A will provide biannual training and support for Party B on PFAI product installation, maintenance, and agricultural techniques.

3. Party A will continuously optimize agriculture-related products and share the results with Party B.

4. Party A will not promote sales in Party B’s offline operational area and will direct online leads to Party B.

VI. Rights and Obligations of Party B

1. Party B must adhere to the agreed sales prices and may not sell counterfeit products under Party A’s brand.

2. Party B should appoint dedicated service personnel and attend training organized by Party A.

3. Party B ensures that Model M machines are connected to the internet upon installation.

4. Party B has the duty to regularly report customer feedback and market trends to Party A.

VII. Extension, Modification, and Termination of Agreement

1. Party B may apply for renewal three months before the contract expires, and a new contract will be signed upon agreement by Party A.

2. Both parties shall settle all due payments, including product payments and commissions, before the termination of this agreement.

VIII. Confidentiality Commitment

1. Neither party shall disclose the content of this agreement or transfer any rights or obligations under the agreement without the other party’s consent.

2. Both parties shall not disclose any secrets obtained during the signing and execution of this contract to third parties.

IX. Dispute Resolution

Disputes arising from or in connection with this contract shall be resolved through friendly negotiations or by arbitration in the BC Provincial Court.

X. Miscellaneous

1. This contract becomes effective upon signing by both parties.

2. This agreement is in two copies, with each party holding one.

(No further text below, signature page)

Party A: Pinnacle Food Inc.

Representative:	/s/ Jiulong You
Date: 2023.11.10

Party B: URBAN FARMS TECHNOLOGY LTD.

Representative:	/s/ Libing Meng
Date: 2023.11.10

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